Exhibit (h)(7)

1,000,000 ShareS

Eagle point credit COMPANY Inc.

COMMON Stock, $0.001 par value per Share

UNDERWRITING AGREEMENT

DATED December 8, 2016

December 8, 2016

Keefe, Bruyette & Woods, Inc.

As Representative of the several

Underwriters named in Schedule I attached hereto,

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

Ladies and Gentlemen:

Eagle Point Credit Company Inc., a corporation organized under the laws of Delaware (the “Company”), is a non-diversified closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Eagle Point Credit Management LLC, a Delaware limited liability company (the “Investment Adviser”), acts as the Company’s investment adviser. Eagle Point Administration LLC, a Delaware limited liability company (the “Administrator”), acts as the Company’s administrator.

The Company proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 1,000,000 shares (the “Firm Shares”) of common stock, $0.001 par value per share (the “Common Stock”). The Company also proposes to sell to the several Underwriters not more than an additional 150,000 shares of Common Stock (the “Additional Shares”) if and to the extent that Keefe, Bruyette & Woods, Inc. (“KBW”), as the representative of the Underwriters in the offering (the “Representative”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company has entered into (i) an investment advisory agreement with the Investment Adviser dated as of June 6, 2014 (the “Investment Advisory Agreement”), (ii) a custody agreement with Wells Fargo Bank, National Association dated as of July 20, 2016 (the “Custody Agreement”) and (iii) an Administration Agreement with the Administrator dated as of June 6, 2014 (the “Administration Agreement”). Collectively, the Investment Advisory Agreement, the Custody Agreement and the Administration Agreement are herein referred to as the “Company Agreements.”

The Investment Company Act and the Securities Act of 1933, as amended (the “Securities Act”), are hereinafter referred to collectively as the “Acts,” and the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Acts and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereinafter referred to collectively as the “Rules and Regulations.”

The Company has filed with the Commission a registration statement on Form N-2 (File Nos. 333-205540 and 811-22974), under the Securities Act in respect of shares of its Common Stock, shares of its preferred stock, its debt securities and subscription rights. The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to paragraph (a) of Rule 430C of the Rules and Regulations is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement at the time it became effective is hereinafter referred to as the “Base Prospectus.” The final prospectus, which includes the final prospectus supplement dated December 8, 2016, together with the Base Prospectus, in the form filed with the Commission on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) in accordance with Rule 497 of the Rules and Regulations is hereinafter referred to as the “Prospectus.” The preliminary prospectus, which includes the preliminary prospectus supplement dated December 7, 2016 together with the Base Prospectus, filed with the Commission in accordance with Rule 497 of the Rules and Regulations is hereinafter referred to as the “Preliminary Prospectus.”

All references in this Agreement to the Registration Statement, the Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) system.

For purposes of this Agreement, “Omitting Prospectus” means any written advertisement used with the written consent of the Company in the public offering of the Shares and filed pursuant to Rule 482 of the Rules and Regulations (“Rule 482”). “Time of Sale Prospectus” means, as of the Applicable Time (as defined below), the Preliminary Prospectus, together with the pricing information set forth on Schedule II hereto (which information the Underwriters have informed the Company is being conveyed orally by the Underwriters to prospective purchasers at or prior to the Underwriters’ confirmation of sales of the Shares in the offering) and each Omitting Prospectus identified on Schedule III hereto as a Retail Omitting Prospectus (excluding information in an Omitting Prospectus that is superseded by the Prospectus), all considered together. As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

“Applicable Time” means 9:30 A.M. (New York City time) on December 8, 2016 or such other time as agreed by the Company and the Representative.

1.          Representations and Warranties of the Company, the Investment Adviser and the Administrator. The Company, the Investment Adviser and the Administrator, jointly and severally, represent and warrant to and agree with each of the Underwriters as of the date hereof, the Applicable Time and the Closing Date (as defined below) (and, if any Additional Shares are purchased, at the Option Closing Date (as defined below)) as follows:

(a)          The Registration Statement has been filed with, and declared effective by, the Commission; no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto or the use of the Preliminary Prospectus or the Prospectus has been received by the Company; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering were and will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the time of filing the Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

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(b)          At the respective times the Registration Statement and any post-effective amendment thereto (filed before the Closing Date) became or becomes effective and at the Closing Date (and, if any Additional Shares are purchased, at the Option Closing Date), the Registration Statement, and any post-effective amendment thereto complied and will comply in all material respects with the requirements of the Acts and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of the respective dates thereof and at the Closing Date (and, if any Additional Shares are purchased, at the Option Closing Date), contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Time of Sale Prospectus, at the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus made solely in reliance upon and in conformity with written information furnished to the Company by the Representative on behalf of any Underwriter for use in the Registration Statement, the Time of Sale Prospectus or Prospectus.

(c)          The Company has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware. The Company has full power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and is in good standing and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the prospects, earnings, business or operations of the Company (a “Company Material Adverse Effect”). The Company has no subsidiaries other than Eagle Point Credit Company Sub LLC and Eagle Point Credit Company Sub (Cayman) Ltd.

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(d)          The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Acts and the Rules and Regulations. To the Company’s knowledge, no person is serving or acting as an officer or director of, or investment adviser to, the Company except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, including the rules and regulations thereunder (the “Advisers Act”). Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the Company’s knowledge, no director of the Company is an “interested person” of the Company or an “affiliated person” of any Underwriter (each as defined in the Investment Company Act).

(e)          This Agreement has been duly authorized, executed and delivered by the Company. Each Company Agreement complies with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Assuming the due and valid authorization, execution and delivery by the other parties thereto, each Company Agreement represents a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law; provided that neither the Company nor the Investment Adviser makes any representation or warranty as to the effect on the representations and warranties expressed herein of (i) the compliance and noncompliance of any other party (other than the Company) to any of the foregoing Company Agreements with state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or nature of the business of such other party.

(f)          None of (1) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, or (2) the issue and sale by the Company of the Shares as contemplated by this Agreement conflicts with or will conflict with, result in, or constitute a violation, breach of or default under, (x) the certificate of incorporation of the Company, as amended to date (the “Certificate of Incorporation”), or the second amended and restated bylaws of the Company, as amended to date (the “Bylaws”), (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Company that is material to the Company or (z) any law, rule or regulation applicable to the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) a Company Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by any Underwriter.

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(g)          No consent, approval, authorization, order or permit of, license from, or qualification with, any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Company prior to the Closing Date for the performance by the Company of its obligations under this Agreement or the Company Agreements, except such as have been obtained and as may be required by (i) the Acts, the Advisers Act, the Exchange Act or the applicable Rules and Regulations, (ii) the rules and regulations of the Financial Industry Regulatory Authority, Inc., including legacy NASD rules (“FINRA”), or of the New York Stock Exchange (the “NYSE”), (iii) the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (x) a Company Material Adverse Effect or (y) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(h)          The capital stock of the Company conforms in all material respects to the description thereof under the heading “Description of Our Capital Stock” in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and this Agreement, the Certificate of Incorporation, the Bylaws and the Company Agreements conform in all material respects to the descriptions thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i)          This Agreement, the Certificate of Incorporation and the Bylaws comply with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Company’s stockholders and, to the extent applicable, Board of Directors have been obtained and are in full force and effect.

(j)          The Company Agreements are in full force and effect and neither the Company nor, to the knowledge of the Company, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Company thereunder, and the Company is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, the default under or breach of which could reasonably be expected to have a Company Material Adverse Effect.

(k)          The shares of Common Stock outstanding prior to the issuance of the Firm Shares have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of Common Stock or any other capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Other than as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(l)          The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights. The Shares conform to the descriptions thereof under the heading “Description of Our Capital Stock” contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and such descriptions conform in all material respects to the rights set forth in the instruments defining the same.

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(m)          The Company will use its best efforts to list, subject to official notice of issuance, the Shares on the NYSE and to maintain such listing.

(n)          Each Omitting Prospectus (i) complies in all material respects with the requirements of Rule 482 and (ii) complied and will comply in all material respects with the Acts, the Rules and Regulations and the rules and regulations of FINRA, as applicable. Except for the Omitting Prospectuses identified on Schedule III hereto, the Company has not prepared, used or referred to and will not, without the Underwriters’ prior consent, prepare, use or refer to any Omitting Prospectus.

(o)          The questionnaires relating to FINRA Rule 5110 provided to the Underwriters or to counsel for the Underwriters in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules (Rules 5100, 5110 or 5121) are, to the Company’s knowledge, true and correct in all material respects.

(p)          There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the prospects, earnings, business or operations of the Company, and there have been no transactions entered into by the Company which are material to the Company, other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

(q)          There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and the Prospectus and proceedings that would not have a Company Material Adverse Effect, or that would not have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described. Each officer signing or delivering a certificate pursuant to Section 6(b) hereof may rely upon his or her knowledge as to legal or governmental proceedings threatened.

(r)          The statements in the Registration Statement and the Time of Sale Prospectus under the headings “Prospectus Supplement Summary—Operating and Regulatory Structure,” “The Adviser and the Administrator—Investment Advisory Agreement,” “The Adviser and the Administrator—The Administrator and the Administration Agreement,” “Regulation as a Closed-End Management Investment Company,” “U.S. Federal Income Tax Matters” and “Description of Our Capital Stock” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(s)          The Company has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in a Company Material Adverse Effect.

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(t)          Each of the Preliminary Prospectus, the Registration Statement and the Prospectus, as of the respective dates thereof, and the Time of Sale Prospectus, as of the Applicable Time, complied as to form in all material respects with the Acts and the applicable Rules and Regulations.

(u)          The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes thereto (collectively, the “Company Financial Statements”), present fairly in all material respects the financial condition of the Company as of the respective dates indicated, comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”). The supporting schedules to such Company Financial Statements, if any, present fairly in accordance with GAAP the information required to be stated therein. KPMG LLP, whose report appears in the Registration Statement, the Time of Sale Prospectus and the Prospectus and who have certified the audited Company Financial Statements and supporting schedules, if any, included in the Registration Statement, is an independent registered public accounting firm within the meaning of, and as required by, the Acts and the applicable Rules and Regulations.

(v)         There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, other than as described therein.

(w)          Neither the Company nor any of its agents or representatives (other than the Underwriters in their capacity as such) has prepared, made, used, authorized, approved or referred to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Shares other than (i) the Registration Statement, the Preliminary Prospectus and the Prospectus, and any amendment or supplement to any of the foregoing, and (ii) the Omitting Prospectuses, if any, identified on Schedule III hereto. All other promotional material (including “road show slides” or “road show scripts”), if any, prepared by the Company or the Investment Adviser for use in connection with the offering and sale of the Shares (“Road Show Material”) is not inconsistent with the Registration Statement, the Preliminary Prospectus or the Prospectus, and when taken together with the Time of Sale Prospectus, at the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All advertisements authorized by the Company in writing for use in the offering of the Shares complied and will comply in all material respects with the requirements of the Acts, the applicable Rules and Regulations and the rules and regulations of FINRA, including legacy NASD rules, and there are no such advertisements other than (i) the Omitting Prospectuses identified in Schedule III hereto and (ii) any advertisement that complies with Rule 135a of the Rules and Regulations.

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(x)          Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, other than ordinary and customary dividends and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(y)          The Company owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Company Material Adverse Effect.

(z)          The Common Stock is listed on the NYSE under the ticker symbol “ECC.” The Company has not received any notice that it is not in compliance with the listing or maintenance requirements of the NYSE with respect to the Common Stock. The Company believes that it is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements.

(aa)         To the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NYSE thereunder (the “Sarbanes-Oxley Act”), have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any applicable provision of the Sarbanes-Oxley Act that would reasonably be expected to have a Company Material Adverse Effect.

(bb)         The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and with the applicable requirements of the Acts, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and compliance with the books and records requirements under the Acts, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the Company’s most recent audited financial statements included in the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), (ii) no fraud, whether or not material, that involves management or employees who have a role in the Company’s internal controls and (iii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(cc)         The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are effective as required by the Investment Company Act and the applicable Rules and Regulations and the Company is not aware of any material weakness in such controls and procedures.

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(dd)         Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(ee)         The Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form of Exhibit B hereto, of those individuals and entities set forth on Schedule IV hereto.

(ff)         There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or the Investment Company Act which have not been so described and filed as required.

(gg)         The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh)         Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Investment Adviser or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Investment Adviser and the Administrator, and to the knowledge of the Company, the Investment Adviser or the Administrator, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii)         Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, the Investment Adviser or the Administrator is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and none of the Company, the Investment Adviser and the Administrator will directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or any country or territory currently subject to any U.S. sanctions administered by OFAC.

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(jj)         The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations, are in full force and effect, and the Company is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not result in a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto).

(kk)         Except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Representative (the description of such arrangements and outstanding indebtedness thereunder is true, accurate and complete in all respects) and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Representative.

(ll)         There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus which have not been described as required, it being understood and agreed that the Company, the Investment Adviser and the Administrator make no representation or warranty with respect to such relationships involving any Underwriter or any affiliate and any other person that have not been disclosed to the Company by the relevant Underwriter in connection with this offering.

(mm)         The Company has not taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(nn)         The Company owns, leases or has rights to use all such properties as are necessary to the conduct of its operations as presently conducted.

(oo)         There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Shares to be sold by the Company to the Underwriters hereunder.

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(pp)         The Company operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends to direct the investment of the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(qq)         Each investment held by the Company as of the date hereof, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is, to the Company’s knowledge, current, in all material respects, with all its obligations under the applicable terms of the investment, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred in respect of such investment, except to the extent that any such failure to be current in any such obligations and any such default would not reasonably be expected to result in a Company Material Adverse Effect.

Any certificate signed by or on behalf of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to a representation and warranty by the Company as to the matters covered therein to each Underwriter.

2.          Representations and Warranties of the Investment Adviser and the Administrator. The Investment Adviser and the Administrator represent and warrant to and agree with each of the Underwriters as of the date hereof as follows:

(a)          Each of the Investment Adviser, EP CLO GP I LLC (“GP I”), EPCM Holdings LLC (“EPCM” and, together with GP I, the “Wholly Owned Subsidiaries”), Marble Point Credit Management LLC (“Marble Point”), MP CLO Management LLC (together with the Wholly Owned Subsidiaries and Marble Point, the “Subsidiaries”) and the Administrator has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with the power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and enter into this Agreement and the other Company Agreements to which the Investment Adviser or the Administrator is a party, as the case may be, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the prospects, earnings, business or operations of the Investment Adviser or the Administrator, as the case may be (an “Adviser/Administrator Material Adverse Effect”). The Investment Adviser has no subsidiaries other than the Administrator and the Subsidiaries. The Administrator has no subsidiaries.

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(b)          The Investment Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Company as contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Investment Adviser, threatened by the Commission.

(c)          This Agreement has been duly authorized, executed and delivered by the Investment Adviser and/or the Administrator, as applicable. This Agreement and each Company Agreement to which the Investment Adviser or the Administrator is a party comply with the applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Assuming the due and valid authorization, execution and delivery by the other parties thereto, each Company Agreement to which the Investment Adviser or the Administrator is a party represents a valid and binding agreement of the Investment Adviser or the Administrator, as applicable, enforceable against the Investment Adviser or the Administrator, as applicable, in accordance with its terms, except (a) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Investment Adviser’s or the Administrator’s obligations thereunder, as applicable, may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law, and (b) in the case of the Investment Advisory Agreement, with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(d)          The execution and delivery by the Investment Adviser and/or the Administrator, as applicable, of, and the performance by the Investment Adviser and/or the Administrator, as applicable, of its obligations under, this Agreement does not conflict with or will not conflict with, result in, or constitute a violation, breach of, or default under, (x) the limited liability company operating agreement of the Investment Adviser and/or the Administrator, as applicable, (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Investment Adviser and/or the Administrator, as applicable, that is material to the Investment Adviser and/or the Administrator, as applicable, or (z) any law, rule or regulation applicable to the Investment Adviser and/or the Administrator, as applicable, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Investment Adviser and/or the Administrator, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) an Adviser/Administrator Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by any Underwriter.

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(e)          No consent, approval, authorization, order or permit of, license from, or qualification or registration with any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Investment Adviser, the Wholly Owned Subsidiaries and/or the Administrator, as applicable, prior to the Closing Date for the performance by the Investment Adviser, the Wholly Owned Subsidiaries and/or the Administrator, as applicable, of its obligations under this Agreement or any Company Agreement to which it is a party, except such as have been obtained and as may be required by (i) the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, (ii) the rules and regulations of FINRA or of the NYSE, (iii) by the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (i) an Adviser/Administrator Material Adverse Effect nor (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(f)          There are no legal or governmental proceedings pending or, to the knowledge of the Investment Adviser, the Wholly Owned Subsidiaries and the Administrator, threatened to which the Investment Adviser, the Wholly Owned Subsidiaries and/or the Administrator is a party or to which any of the properties of the Investment Adviser, the Wholly Owned Subsidiaries and/or the Administrator is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not have an Adviser/Administrator Material Adverse Effect, as applicable, or that would not have a material adverse effect on the power or ability of the Investment Adviser, the Wholly Owned Subsidiaries and/or the Administrator, as applicable, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described.

(g)          There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or by the Rules and Regulations which have not been so described and filed as required.

(h)          Each of the Investment Adviser, the Wholly Owned Subsidiaries and the Administrator has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in an Adviser/Administrator Material Adverse Effect.

(i)          Each of the Investment Adviser and Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus and by this Agreement and each Company Agreement to which it is a party.

(j)          The Investment Advisory Agreement is in full force and effect and neither the Investment Adviser nor, to the knowledge of the Investment Adviser, any other party to the Investment Advisory Agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Investment Adviser under such document.

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(k)          Each of the Investment Adviser, the Wholly Owned Subsidiaries and the Administrator are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Investment Adviser, the Wholly Owned Subsidiaries or the Administrator or their respective businesses, assets, employees, officers and directors are in full force and effect; the Investment Adviser, the Wholly Owned Subsidiaries and the Administrator are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Investment Adviser, the Wholly Owned Subsidiaries or the Administrator under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Investment Adviser, the Wholly Owned Subsidiaries or the Administrator has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have an Adviser/Administrator Material Adverse Effect.

(l)          All information furnished by the Investment Adviser or the Administrator for use in the Registration Statement, the Time of Sale Prospectus and Prospectus, including, without limitation, the description of the Investment Adviser (the “Investment Adviser Information” and the “Administrator Information,” respectively) does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading (and in the case of the Time of Sale Prospectus and the Prospectus, in light of the circumstances under which such information is provided).

(m)          There has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the prospects, earnings, business or operations of the Investment Adviser, the Wholly Owned Subsidiaries or the Administrator from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and there have been no transactions entered into by the Investment Adviser that are material to the Investment Adviser other than those in the ordinary course of its business or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(n)          None of the Investment Adviser, the Wholly Owned Subsidiaries or the Administrator, nor, to their knowledge, any of its respective affiliates, has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(o)          The operations of the Investment Adviser, the Wholly Owned Subsidiaries and the Administrator are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investment Adviser, the Wholly Owned Subsidiaries or the Administrator with respect to the Money Laundering Laws is pending or, to the knowledge of the Investment Adviser, the Wholly Owned Subsidiaries or the Administrator, threatened.

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(p)          None of the Investment Adviser, the Wholly Owned Subsidiaries or the Administrator nor, to their knowledge, any director, officer, agent, employee or affiliate of the Investment Adviser, the Wholly Owned Subsidiaries or the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Investment Adviser, the Wholly Owned Subsidiaries or the Administrator, and, to their knowledge, the Investment Adviser, the Wholly Owned Subsidiaries and the Administrator, and each of their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(q)          None of the Investment Adviser, the Wholly Owned Subsidiaries or the Administrator nor, to its knowledge, any director, officer, agent, employee or affiliate of the Investment Adviser, the Wholly Owned Subsidiaries or the Administrator is currently subject to any U.S. sanctions administered by OFAC and the Investment Adviser, the Wholly Owned Subsidiaries and the Administrator will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(r)          The Investment Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(s)          The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Any certificate signed by or on behalf of the Investment Adviser or the Administrator and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to a representation and warranty by the Investment Adviser or the Administrator, as applicable, as to the matters covered therein to each Underwriter.

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3.          Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $16.826 per share (the “Purchase Price”). In addition, in connection with the sale of the Firm Shares, the Investment Adviser agrees to pay to KBW, for the account of the Underwriters, $0.17 per share (which represents underwriting discounts and commissions payable by the Investment Adviser) (the “Adviser Sales Load Payment”) with respect to the Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, the Additional Shares, at the Purchase Price. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares and not later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each Option Closing Date (as defined below), if any, that Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares. In addition, in connection with the sale of any Additional Shares, the Investment Adviser agrees to make the per share Adviser Sales Load Payment with respect to such Additional Shares.

The Company hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 30 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock other than a post-effective amendment to the Company’s shelf registration statement on Form N-2 to update the financial information included therein. The agreements contained in this paragraph shall not apply to (a) the Shares to be sold hereunder, or (b) any issuance of Common Stock pursuant to the Company’s dividend reinvestment plan.

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4.          Terms of Public Offering. The Company, the Investment Adviser and the Administrator each understands that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as the Representative deems advisable after this Agreement has been executed and delivered. The Company, the Investment Adviser and the Administrator each further understands that the Shares are to be offered to the public initially at $17.35 per share (the “Public Offering Price”), and to certain dealers selected by the Representative at a price that represents a concession not in excess of $0.4164 per share under the Public Offering Price.

5.          Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available to a bank account designated by the Company against delivery of such Firm Shares for the respective accounts of the several Underwriters, and payment of the Adviser Sales Load Payment with respect to the Firm Shares shall be made to KBW in Federal or other funds immediately available to a bank account designated by KBW, at 12:00 P.M. (New York City time), on December 13, 2016, or at such other time on the same or such other date as shall be designated in writing by the Representative. The time and date of such payments are herein referred to as the “Closing Date.”

Payment for any Additional Shares and payment of the Adviser Sales Load Payment with respect to any Additional Shares shall be made to the Company in Federal or other funds immediately available to a bank account designated by the Company against delivery of such Additional Shares for the respective accounts of the several Underwriters at 12:00 P.M. (New York City time), on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than January 7, 2017, as shall be agreed by the Representative and the Company, at a purchase price equal to the Purchase Price less the per share amount of any dividend or other distribution declared by the Company on the Common Stock, the record date of which occurs during the period from the Closing Date to, but not including, the Option Closing Date (as defined below). The time and date of any such payment for Additional Shares are herein referred to as the “Option Closing Date.”

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to KBW through the facilities of The Depository Trust Company on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.          Conditions to the Underwriters’ Obligations. The respective obligations of the Company, the Investment Adviser and the Administrator, and the several obligations of the Underwriters, hereunder are subject to the condition that at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings with respect thereto shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

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The several obligations of the Underwriters are subject to the following further conditions:

(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the prospects, earnings, business or operations of the Company, the Investment Adviser or the Administrator, from that set forth in the Time of Sale Prospectus that, in the Representative’s reasonable judgment, is material and adverse and that makes it, in the Representative’s reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)          The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall also have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Investment Adviser, to the effect that the representations and warranties of the Investment Adviser contained in this Agreement are true and correct as of the Closing Date and that the Investment Adviser has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall also have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized person of the Administrator, to the effect that the representations and warranties of the Administrator contained in this Agreement are true and correct as of the Closing Date and that the Administrator has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c)          The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Financial Officer of the Company, to the effect that such officer has reviewed the estimates of the Company’s NAV per share of common stock as of October 31, 2016 appearing in the Time of Sale Prospectus and the Prospectus and as of the date hereof, based on such officer’s familiarity with the Company’s accounting, operations and records systems, such estimates were made in good faith and are based on the most recently available records of the Company, and to the best of such officer’s knowledge represent a reasonable estimate of the Company’s NAV per share of common stock as of October 31, 2016.

(d)          Each of the Investment Adviser, the Administrator and the Company shall have performed all of its respective obligations to be performed hereunder on or prior to the Closing Date.

(e)          The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Dechert LLP, counsel for the Company, the Investment Adviser and the Administrator, dated the Closing Date, set forth substantially in the form of Exhibit A hereto.

(f)          The Underwriters shall have received on the Closing Date the favorable opinion of Morrison & Foerster LLP, counsel for the Underwriters, dated the Closing Date, and covering such matters as the Underwriters shall reasonably request.

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(g)          The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent registered public accountants (“KPMG”), containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h)          The Underwriters shall have received, on each of the date hereof and the Closing Date, “agreed-upon procedures letters” dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG, containing statements and information of the type ordinarily included in such letters with respect to certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i)          KBW shall have received the Adviser Sales Load Payment with respect to the Firm Shares and, if applicable, the Additional Shares, from the Investment Adviser.

(j)          All filings, applications and proceedings taken by the Company, the Investment Adviser and the Administrator in connection with the registration of the Shares under the Securities Act and the applicable Rules and Regulations shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(k)          No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Company’s standing as a registered investment company under the Investment Company Act or the standing of the Investment Adviser as a registered investment adviser under the Advisers Act.

(l)          The Shares shall have been approved for trading on the NYSE, subject to notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representative.

(m)          The Underwriters shall have obtained a No Objections Letter from FINRA regarding the fairness and reasonableness of the Underwriting terms and arrangements.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of such documents as the Representative may reasonably request with respect to the good standing of the Company, the Investment Adviser and the Administrator, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares, and officers’ certificates to the effect set forth in Section 6(b), opinions of Dechert LLP to the effect set forth in Section 6(d), and comfort letters and agreed-upon procedures letters of KPMG to the effect set forth in Section 6(f) and Section 6(g), respectively, except that such certificates, opinions and letters shall be dated as of the applicable Option Closing Date and statements and opinions above contemplated to be given as of the Closing Date shall instead be made and given as of such Option Closing Date.

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7.          Covenants of the Company, the Investment Adviser and the Administrator. In further consideration of the agreements of the Underwriters herein contained, the Company covenants and agrees, and the Investment Adviser and the Administrator, covenant and agree with the Underwriters as follows:

(a)          To notify the Underwriters as soon as practicable, and confirm such notice in writing, of the occurrence of any event during the period mentioned in Section 7(f) below which in the judgment of the Company makes any statement in the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus in order to make the statements therein not misleading in any material respect. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal of such order at the earliest possible moment.

(b)          Prior to the termination of the offering of the Shares, to comply with the requirements of Rule 430C and to promptly notify the Representative, and confirm the notice in writing, (i) when the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when the Preliminary Prospectus, the Prospectus or any Omitting Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement (and shall promptly furnish the Representative with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representative with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representative or counsel for the Underwriters shall reasonably object), (iii) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Omitting Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the loss or suspension of any purposes.

(c)          To furnish to the Representative in New York City, without charge, prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) below, as many copies of the Preliminary Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(d)          Prior to the termination of the offering of the Shares, before amending or supplementing the Registration Statement, the Preliminary Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant thereto.

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(e)          To furnish to the Representative a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Omitting Prospectus to which the Representative reasonably objects.

(f)          If (i) the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and (ii) (A) any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or (B) any event shall occur or condition exist as a result of which the Time of Sale Prospectus materially conflicts with the information contained in the Registration Statement then on file, or (C) in the reasonable opinion of either counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer materially conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law, as applicable.

(g)          The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement and the Time of Sale Prospectus.

(h)          The Company and the Investment Adviser will not take any action designed to cause or result in the manipulation of the price of any security of the Company to facilitate the sale of Shares in violation of the Acts or the Exchange Act and the applicable Rules and Regulations, or the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

(i)          If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of either counsel for the Underwriters or counsel for the Company, the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of either counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law, as applicable.

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(j)          To endeavor to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Underwriters shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent of service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(k)          Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Investment Adviser under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, and any Omitting Prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any “blue sky” memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the “blue sky” memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA in an amount not to exceed $5,000, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the travel and lodging expenses of the representatives and officers of the Company and any such consultants, (vii) the document production charges and expenses associated with printing this Agreement and (viii) all other costs and expenses of the Company incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7(k). It is understood, however, that except as provided in this Section and Section 8 entitled “Indemnity and Contribution,” the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, the travel and lodging expenses of the Representative in connection with any road show presentations, and any advertising expenses connected with any offers they may make.

If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company, the Investment Adviser or the Administrator to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company, the Investment Adviser or the Administrator shall be unable to perform its obligations under this Agreement, the Company, the Investment Adviser and the Administrator, jointly and severally, will reimburse the Underwriters, severally, for all out-of-pocket accountable expenses (including the reasonable fees and disbursements of their counsel) actually incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

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(l)          The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use reasonable efforts to cause the Company’s directors and officers, in their capabilities, as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of Sarbanes-Oxley Act.

(m)          The Company will use reasonable best efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code, with respect to any fiscal year in which the Company is an investment company registered under the Investment Company Act.

(n)          The Company, the Investment Adviser and the Administrator will use their reasonable efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

(o)          Before using, approving or referring to any Road Show Material, the Company will furnish to the Representative and counsel to the Underwriters a copy of such material for review and will not make, prepare, use authorize, approve or refer to any such material to which the Representative reasonably objects.

(p)          As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

8.          Indemnity and Contribution.

(a)          Each of the Company, the Investment Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each selling agent of any Underwriter and each director, officer, shareholder or affiliate of any Underwriter within the meaning of Rule 405 under the Rules and Regulations (each, an “Underwriter Indemnified Party”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Preliminary Prospectus, any Omitting Prospectus, any Road Show Material, the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon written information furnished to the Company by the Representative on behalf of any Underwriter expressly for use therein.

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(b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Company, the Investment Adviser and the Administrator, and each of their respective partners, directors, trustees, managers, members and shareholders (as the case may be), and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company, the Investment Adviser and/or the Administrator within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”) to the same extent as the foregoing indemnity from the Company, the Investment Adviser and the Administrator to such Underwriter, but only with reference to written information relating to the Underwriters furnished to the Company by the Representative on behalf of any Underwriter expressly for use in the Registration Statement, as originally filed with the Commission, or any amendment thereof, the Preliminary Prospectus, any Omitting Prospectus, any Road Show Material or the Time of Sale Prospectus.

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements reasonably incurred of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Underwriter Indemnified Parties, collectively, and (ii) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Company Indemnified Parties, collectively. In the case of any such separate firm for the Underwriter Indemnified Parties, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company Indemnified Parties, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by the second and third sentences of this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the material terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party.

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(d)          To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, the Investment Adviser and/or the Administrator on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company net of the Adviser Sales Load Payment and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company, the Investment Adviser and/or the Administrator on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Investment Adviser or the Administrator or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)          The Company, the Investment Adviser, the Administrator and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

25

(f)          The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company, the Investment Adviser and the Administrator contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter Indemnified Party or by or on behalf of any Company Indemnified Party and (iii) acceptance of and payment for any of the Shares.

(g)          No party shall be entitled to indemnification under this Section 8 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

9.          Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE MKT, the NASDAQ Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.         Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

26

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date (the “Defaulted Shares”), and the aggregate number of Defaulted Shares does not exceed one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally to purchase the full amount thereof in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If the Defaulted Shares exceed one-tenth of the aggregate number of Firm Shares to be purchased on the Closing Date, and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be affected. If the Defaulted Shares exceed one-tenth of the aggregate number of Additional Shares to be purchased on an Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.         Entire Agreement.

(a)          This Agreement supersedes all prior agreements and understandings (whether written or oral) between and among the Company, the Investment Adviser, the Administrator and the Underwriters, or any of them, with respect to the subject matter hereof.

(b)          Each of the Company, the Investment Adviser and the Administrator acknowledges that in connection with the offering of the Shares: (i) each of the Underwriters is acting solely as an underwriter in connection with the sale of the Shares and no fiduciary, advisory or agency relationship between the Company, the Investment Adviser and the Administrator, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company, the Investment Adviser or the Administrator on other matters, (ii) the public offering price of the Shares and the price to be paid by the Underwriters for the Shares set forth in this Agreement were established by the Company, the Investment Adviser and the Administrator following discussions and arms-length negotiations with the Representative, (iii) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, (iv) the Underwriters owe the Company, the Investment Adviser and the Administrator only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (v) the Underwriters may have interests that differ from those of the Company, the Investment Adviser and the Administrator, and (vi) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contact, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Investment Adviser or the Administrator or any stockholders, employees or creditors of the Company, the Investment Adviser or the Administrator.

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12.         Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.         Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed within the State of New York, notwithstanding any otherwise applicable conflicts of law principles.

14.         Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.         Notices. All communications hereunder shall be in writing and effective only upon receipt and (i) if to the Underwriters, shall be sufficient in all respects if delivered, mailed or sent to Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: Syndicate Desk (facsimile no. (212) 582-1592), with a copy to Morrison & Foerster LLP, 250 West 55th Street, New York, New York 10019, Attention: Anna T. Pinedo (facsimile no. (212) 468-7900) and (ii) if to the Company, the Investment Adviser or the Administrator, shall be sufficient in all respects if delivered, mailed or sent to the Company, the Investment Adviser or the Administrator, as applicable, at the offices of the Company at 20 Horseneck Lane, Greenwich, Connecticut 06830, Attention: General Counsel (facsimile no. (203) 340-8543), with a copy to Dechert LLP, One International Place, 40th Floor, 100 Oliver Street, Boston, Massachusetts 02110, Attention: Thomas J. Friedmann (facsimile no. (617) 275-8389).

[Signature pages follow]

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Very truly yours,

EAGLE POINT CREDIT COMPANY INC.

By:	/s/ Kenneth Onorio
Name: Kenneth Onorio
Title: Chief Financial Officer and Chief
Operating Officer

EAGLE POINT CREDIT MANAGEMENT LLC

By:	/s/ Kenneth Onorio
Name: Kenneth Onorio
Title: Chief Financial Officer and Chief
Operating Officer

EAGLE POINT ADMINISTRATION LLC

By:	Eagle Point Credit Management LLC, its sole member

By:	/s/ Kenneth Onorio
Name: Kenneth Onorio
Title: Chief Financial Officer and Chief
Operating Officer

[Company Signature Page to Underwriting Agreement]

Accepted as of the date hereof

KEEFE, BRUYETTE & WOODS, INC.

Acting on behalf of itself and the several Underwriters named in Schedule I hereto

By:	Keefe, Bruyette & Woods, Inc.

By:	/s/ Victor Sack
Name: Victor Sack
Title: Managing Director

[KBW Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Keefe, Bruyette & Woods, Inc.	450,000
Ladenburg Thalmann & Co. Inc.	185,000
Wunderlich Securities, Inc.	185,000
FBR Capital Markets & Co.	60,000
MUFG Securities Americas Inc.	60,000
National Securities Corporation	60,000

Total	1,000,000

Sch. I-1

SCHEDULE II
PRICING INFORMATION

1.          Price per Share to the public: $17.35

2.          Number of Firm Shares sold: 1,000,000

3.          Proceeds to the Company per Share: $16.826

4.          Adviser Sales Load Payment per Share: $0.17

Sch. II-1

SCHEDULE III
OMITTING PROSPECTUSES

None

Sch. III-1

SCHEDULE IV
LOCK-UP AGREEMENTS

Scott W. Appleby

Courtney B. Fandrick

Thomas P. Majewski

James R. Matthews

Kevin F. McDonald

Kenneth P. Onorio

Paul E. Tramontano

Jeffrey L. Weiss

Eagle Point Credit Management LLC

Trident V, L.P.

Trident V Parallel Fund, L.P.

Sch. IV-1

EXHIBIT A

Form of Opinion of Dechert LLP

A-1

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

Dated as of December __, 2016

Keefe, Bruyette & Woods, Inc.

As Representative of the several

Underwriters named in Schedule I attached hereto,

c/o Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Eagle Point Credit Company Inc., a Delaware corporation (the “Company”), Eagle Point Credit Management LLC, a Delaware limited liability company and the Company’s investment adviser (the “Adviser”), Eagle Point Administration LLC, a Delaware limited liability company and the Company’s administrator, and Keefe, Bruyette & Woods, Inc., as representative (the “Representative”) of a group of underwriters named in Schedule I therein (the “Underwriters”), relating to a proposed underwritten public offering of common stock, $0.001 par value per share (the “Common Stock”) of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the shares of Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is 30 days after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative, directly or indirectly:

(i)          offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

B-1

(ii)         enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding anything herein to the contrary, the undersigned may, without the prior written consent of the Representative, transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock:

(1)   if the undersigned is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned's death, or as may be required by court order or by action of law, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned's immediate family, or as a bona fide gift or gifts to a charity or educational institution, or

(2)   if the undersigned is a company, partnership or a limited liability company, to a partner, member, stockholders or other equity holders, as the case may be, of such company, partnership or limited liability company if, in any such case, such transfer is not for value, or

(3)  to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

provided, however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Representative not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representative, (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock shall be required to be made during the Lock-Up Period (D) in the case of a transfer pursuant to clause (3) above, if the undersigned is required to file a report under Section 16(a) of the 1934 Act, reporting a reduction in beneficial ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made to an affiliate, investment fund or other entity controlled or managed by the undersigned, and (E) in the case of a transfer pursuant to clause (1), (2) or (3) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin.

B-2

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, and (ii) the Company may, with respect to any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period. The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by the Underwriting Agreement or sold in connection with the sale of Securities pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If the Underwriting Agreement is not executed by the parties thereto prior to December 15, 2016, this agreement shall automatically terminate and become null and void.

B-3

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Immediately Follows]

B-4

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

B-5